UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

Li-Cycle Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Province of Ontario, Canada	001-40733	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 Queens Quay West, Suite 590, Toronto, ON M5J IA7, Canada

(Address of principal executive offices, including zip code)

(877) 542-9253

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Li-Cycle Holdings Corp. (the “Company”) has issued certain convertible notes that are currently held by Glencore Canada Corporation (“Glencore”), as amended and restated from time to time and most recently on January 31, 2025, being (a) the senior secured convertible note originally issued and sold to Glencore on March 25, 2024 (the “Senior Secured Glencore Convertible Note”), (b) the first amended and restated convertible note originally issued to Glencore Ltd. on May 31, 2022 (the “First A&R Glencore Convertible Note”) and (c) the second amended and restated convertible note originally issued to Glencore Ltd. on May 31, 2022 (the “Second A&R Glencore Convertible Note” and together with the First A&R Glencore Convertible Note and the Senior Secured Glencore Convertible Note, the “Glencore Notes”). In addition, on September 29, 2021, the Company issued a convertible note (as amended and supplemented from time to time, the “Koch Note”, and together with the Glencore Notes, the “Convertible Notes”) that is currently held by Wood River Capital, LLC (“Wood River”, and together with Glencore, the “Convertible Note Holders”).

Among other things, the Glencore Notes and the Koch Note each provide that the OTC US Market is an “Eligible Market” (as defined therein) for the common shares of the Company (the “Common Shares”), so long as the market capitalization of the Company meets certain minimum requirements.

On February 25, 2025, the Company obtained waivers from each of Glencore (the “Glencore Waiver”) and Wood River (the “Koch Waiver”, and together with the Glencore Waiver, the “Waivers”), waiving, among other things, the minimum market capitalization requirements for quoting Common Shares on the OTC US Market, such that the OTC US Market was an “Eligible Market” under the terms of both the Glencore Notes and the Koch Note, in each case during a period from February 25, 2025 to and including April 30, 2025, subject to the terms and conditions thereof.

On April 30, 2025, the Company entered into an agreement with Glencore to amend the Glencore Waiver (the “Glencore Waiver Extension”) and an agreement with Wood River to amend the Koch Waiver (the “Koch Waiver Extension”, and together with the Glencore Waiver Extension, collectively, the “Waiver Extensions”), extending in each case the term of the respective Waiver from 11:59 p.m. (Eastern Standard Time) on April 30, 2025 to 9:00 a.m. (Eastern Standard Time) on May 5, 2025 (collectively, the “Waiver Extensions”).

The foregoing description of the Glencore Waiver Extension and the Koch Waiver Extension does not purport to be complete and is qualified in its entirety by reference to the complete text of the Glencore Waiver Extension and the Koch Waiver Extension, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Regardless of the Waiver Extensions, Li-Cycle requires additional financing to meet its obligations and repay its liabilities arising from the ordinary course of business operations when they become due in order to continue as a going concern. Li-Cycle’s special committee of independent directors (the “Special Committee”) has been evaluating financial and strategic alternatives for the Company, including in connection with the letter received from Glencore on March 14, 2025, setting forth Glencore’s interest in a potential transaction involving Li-Cycle. Despite such efforts, no actionable transaction in the best interests of the Company and its stakeholders has been identified to date. Considering the Company’s current circumstances, the Company will need to significantly modify or terminate its operations and may need to dissolve and liquidate its assets under applicable insolvency laws or otherwise file for insolvency protection.

In light of the foregoing, Li-Cycle is retaining Hilco Corporate Finance, LLC, a financial services company, and its affiliates, Hilco Commercial Industrial LLC and Hilco Industrial Acquisitions Canada, to assist it in seeking buyers for its business or its assets, including the Company as a whole or any part. No assurances can be made as to whether any such buyers will be found, or as to the terms of any resulting transactions.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 30, 2025, the Board of Directors of the Company approved plans to suspend operations at the Company’s Arizona Spoke and Alabama Spoke recycling facilities, as part of its effort to optimize liquidity and support the Company’s sale process. As a result, the Company has furloughed approximately 85 employees at or related to these facilities. In addition, the Company has reduced its workforce at the corporate level by approximately 34 positions, primarily at its Toronto headquarters, effective May 1, 2025. Overall, the Company expects to eliminate approximately 119 positions, representing approximately 50% of the Company’s global workforce.

The Company estimates that it will incur total charges of approximately $264,000 in connection with the workforce reduction, with the majority of these charges to be incurred as cash severance payments over the course of the next two months.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2025, the Board of Directors of the Company approved the following leadership changes alongside the workforce reduction:

Effective as of April 30, 2025, Mr. Ajay Kochhar has stepped down from the Board of Directors of the Company and, on May 15, 2025, will cease serving as the Company’s President and Chief Executive Officer. The change in Mr. Kochhar’s role is not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

The Company has entered into a mutual separation agreement and release of claims with Mr. Kochhar, pursuant to which he will be entitled to receive: (i) an amount equal to his wages and vacation pay accrued and unpaid up to the separation date of May 15, 2025, (ii) matching contributions to his group retirement savings plan up to the separation date, (iii) continued participation in the Company’s primary benefit plan coverages until to the earlier of July 10, 2025 and the date that he becomes eligible to participate in similar benefit plans with another employer, and (iv) payment on his behalf of certain fees incurred in connection with the negotiation of his mutual separation agreement and release of claims. In addition, for the period from May 16, 2025 to July 31, 2025, Mr. Kochhar will serve as an advisor to the Company to ensure a smooth transition and assist in the sale of the Company’s business and assets, pursuant to a consulting services agreement described below. The amounts delivered under the mutual separation agreement and the consulting services agreement are in full satisfaction of all amounts due and payable to Mr. Kochhar by statute or pursuant to his executive employment agreement filed with the SEC on March 31, 2025.

On May 1, 2025, the Company entered into an agreement with Maplebriar Holdings Inc. (“Maplebriar”), a company owned by The Kochhar Family Trust and a related party of Mr. Kochhar, under which Maplebriar will provide the services of Mr. Kochhar to matters relating to the business and operation of the Company, including without limitation with respect to a sale of assets as part of insolvency filings, a plan of arrangement and/or restructuring or refinancing or recapitalization restructuring or orderly liquidation of the business. The fees payable to Maplebriar for such services consist of: (a) a work fee of $50,000 per month, commencing upon the termination of Mr. Kochhar’s employment with the Company, for a minimum of three months, (b) a credit bid restructuring fee of $200,000 on the completion of a restructuring including a credit bid, and (c) a going-concern restructuring fee of $500,000 which, subject to court approval, shall be payable on the completion of a restructuring if such restructuring results in net cash proceeds of at least $10 million and is not primarily a liquidation of assets, provided (among other things) that only one of the credit bid restructuring fee or the going-concern restructuring fee will be payable, and all such payments will be subject to approval by the court in insolvency proceedings. The agreement may be terminated at any time by either party upon 10 days’ advance notice in writing (but in such case the obligation to pay at least three months of the work fee remains).

Effective as of April 30, 2025, Mr. Craig Cunningham ceased serving as the Company’s Chief Financial Officer. For the three-week period from May 1, 2025 to May 22, 2025, he will serve as an employee and advisor to the Company to ensure a smooth transition.

The Company has entered into a mutual separation agreement, advisory arrangement and release of claims with Mr. Cunningham, pursuant to which he will be entitled to receive: (i) an amount equal to his wages and vacation pay accrued and unpaid up to the separation date, (ii) matching contributions to his group retirement savings plan to the separation date, (iii) continued participation in the Company’s primary benefit plan coverages until the earlier of May 22, 2025 and the date that he becomes eligible to participate in similar benefit plans with another employer and

(iv) payment on his behalf of certain fees incurred in connection with the negotiation of his mutual separation agreement and release of claims. In addition, Li-Cycle will provide Mr. Cunningham with the gross sum of $56,308, less applicable deductions, in consideration of his wages earned during the advisory period and all other amounts due and payable, by statute or pursuant to his executive employment agreement filed with the SEC on March 31, 2025.

The foregoing descriptions of the mutual separation agreement and arrangements with Mr. Kochhar and Mr. Cunningham and the consulting services agreement with Maplebriar contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively to this Current Report on Form 8-K and are incorporated by reference herein.

Appointment of Chief Restructuring Officer and Interim Chief Financial Officer

Effective May 1, 2025, William Aziz, 69, FCPA, FCA has been appointed by Li-Cycle’s Board of Directors as Chief Restructuring Officer (“CRO”). Mr. Aziz has over 35 years of corporate restructuring experience, playing a key role in major Canadian restructurings, including as the CRO of Walter Energy Canada and UK, The Toronto Star Group and U.S. Steel Canada. He is a seasoned senior executive and director with deep experience in multi-party negotiations, strategic partnerships, mergers, acquisitions and divestitures. He is currently President and CEO of BlueTree Advisors, Inc. and a Board member of Maple Leaf Foods Inc.

There are no family relationships between Mr. Aziz and any director or executive officer of the Company, and Mr. Aziz has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On April 28, 2025, the Company entered into an agreement with BlueTree Advisors Inc. (“BlueTree”) under which Mr. Aziz will provide management services to the Company. Subject to the terms and conditions of the agreement, the Company will pay BlueTree a work fee of $75,000 per month for a minimum period of three months, and a restructuring fee equal to the greater of (i) 5% of the gross proceeds to Li-Cycle of a restructuring completed during the term of the agreement or within six months thereafter, or (b) $500,000. Mr. Aziz will not be entitled to health or welfare benefits under the Company’s benefit plans. The agreement may be terminated at any time by either party upon 10 days’ advance notice in writing (but in such case the obligation to pay at least three months of the work fee remains). Mr. Aziz will not be employed by the Company nor has the Company entered into any employment agreement with Mr. Aziz.

On May 1, 2025, Michelle Faysal, 66, FCPA, FCA will join Li-Cycle as Interim Chief Financial Officer. Ms. Faysal has extensive experience as a hands-on senior executive and director. She has provided strategic direction and leadership through her independent consultancy practice in both the corporate and not-for-profit sectors. Ms. Faysal was at Ernst & Young, LLP for over 20 years earlier in her career.

There are no family relationships between Ms. Faysal and any director or executive officer of the Company, and Ms. Faysal has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 1, 2025, the Company entered into an agreement with Ms. Faysal under which she will provide management services to the Company. Subject to the terms and conditions of the agreement, the Company will pay Ms. Faysal a fee of $50,000 per month, for a minimum of three months. Ms. Faysal will not be entitled to health or welfare benefits under the Company’s benefit plans. The agreement may be terminated at any time by either party upon 30 days’ prior written notice (but in such case the obligation to pay three months of the fee remains). Ms. Faysal will not be employed by the Company, but will be an independent consultant.

The foregoing descriptions of the agreements with BlueTree and Ms. Faysal contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, copies of which are filed as Exhibits 10.4 and 10.5, respectively to this Current Report on Form 8-K and are incorporated by reference herein.

Forward-Looking Statements Disclaimer

Certain statements contained in this Report on Form 8-K (including information incorporated by reference herein) may be considered “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, Section 21 of the Exchange Act and applicable Canadian securities laws. Forward-looking statements may generally be identified by the use of words such as “believe”, “may”, “will”, “continue”, “anticipate”, “intend”, “expect”, “should”, “would”, “could”, “plan”, “potential”, “future”, “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements in this Report on Form 8-K include but are not limited to statements about: Li-Cycle’s need to significantly modify or terminate its operations or dissolve and liquidate its assets under applicable insolvency law or otherwise file for insolvency protection and Li-Cycle’s expectations regarding the timing, charges and costs associated with the workforce reduction. These statements are based on various assumptions, whether or not identified in this Report on Form 8-K (including information incorporated by reference herein), made by Li-Cycle management. There can be no assurance that such assumptions will prove to be correct and, as a result, actual results or events may differ materially from expectations expressed in or implied by the forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Li-Cycle, and which may cause actual results to differ materially from the forward-looking information. The risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, include among other things timing of the implementation of the workforce reduction and any unintended consequences or unforeseen costs resulting from the workforce reduction as well as other risks and uncertainties related to Li-Cycle’s business and the assumptions on which the forward-looking information are based as described in greater detail in the sections titled “Part I - Item 1A. Risk Factors”, “Part II - Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in Li-Cycle’s Annual Report on Form 10-K for the year ended December 31, 2024 as well as Li-Cycle’s subsequent filings with the Securities and Exchange Commission the “SEC”). Because of these risks, uncertainties and assumptions, readers should not place undue reliance on these forward-looking statements. Actual results could differ materially from those contained in any forward-looking statement. Li-Cycle assumes no obligation to update or revise any forward-looking statements, except as required by applicable laws. These forward-looking statements should not be relied upon as representing Li-Cycle’s assessments as of any date subsequent to the date of this Report.

Item 7.01 Regulation FD Disclosure.

On May 1, 2025, the Company issued a press release announcing the Waiver Extensions from the Convertible Note Holders and a press release announcing changes to its management organizational structure. Copies of the Company’s press releases are attached as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The information under this Item 7.01, including Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended or the Exchange Act.

The following Exhibits are filed as part of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

4.1	Waiver Extension of Glencore Canada Corporation dated April 30, 2025

4.2	Waiver Extension of Wood River Capital, LLC dated April 30, 2025

10.1†	Mutual Separation Agreement, dated April 30, 2025, by and between Li-Cycle Corp. and Ajay Kochhar

10.2†	Consulting Agreement, dated May 1, 2025, by and between Li-Cycle Holdings Corp. and Maplebriar Holdings Inc.

10.3†	Mutual Separation Agreement & Advisory Arrangement, dated April 30, 2025, by and between Li-Cycle Corp. and Craig Cunningham

10.4†	Consulting Agreement, dated April 28, 2025, by and between Li-Cycle Holdings Corp. and BlueTree Advisors Inc.

10.5†	Consulting Agreement, dated April 30, 2025, by and between Li-Cycle Holdings Corp. and Michelle Faysal dba

99.1	Press Release of Li-Cycle Holdings Corp. dated May 1, 2025

99.2	Press Release of Li-Cycle Holdings Corp. dated May 1, 2025

104	Cover Page Interactive Data File (formatted as inline XBRL).

†	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LI-CYCLE HOLDINGS CORP.

	By:	/s/ Carl DeLuca
Name: Carl DeLuca
Title: General Counsel and Corporate Secretary

Date: May 2, 2025